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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)                March 19, 2001


                  BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.
             (Exact name of registrant as specified in its charter)

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
          Colorado                              0-21736                       84-1158484
-------------------------------        ------------------------          -------------------
(State or other jurisdiction of        (Commission File Number)          (I.R.S. Employer
incorporation or organization)                                           Identification No.)
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240 Main Street
Post Office Box 21
Black Hawk, Colorado                                                  80422
---------------------------------------                            ----------
(Address of principal executive offices)                           (Zip Code)



Registrant's telephone number, including area code:             (303) 582-1117



                                    No Change
       ------------------------------------------------------------------
       Former name or former address if changed since date of last filing



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Item 5. Other Events.

         On March 19, 2001, the registrant announced that the Special Committee of the Board of Directors had hired Robertson Stephens, Inc. as financial advisor to the Committee. The Committee was recently established to review and negotiate the offer made by Jeffrey P. Jacobs to buy all the shares of the Company not currently owned by Jacobs and his affiliates for $11.00 per share in cash. The Company also announced that a second, class action lawsuit had been filed against it as a result of Mr. Jacobs' offer. See the press release dated March 19, 2001 attached hereto as exhibits for more details.






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Item 7. Financial Statements and Exhibits.

(a)     Financial Statements.     None

(b)     Exhibits.  The following exhibits are filed herewith:

        Number            Description

        01-8K.2           Press release dated March 19, 2001





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             BLACK HAWK GAMING &
                                             DEVELOPMENT COMPANY, INC.



                                             By:  /s/ Stephen R. Roark
                                                ------------------------------
                                                  Stephen R. Roark, President

Date:  March 22, 2001




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                                 EXHIBIT INDEX




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
EXHIBIT
NUMBER            DESCRIPTION
-------           -----------
01-8K.2           Press release dated March 19, 2001
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